NOTE AND WARRANT PURCHASE AGREEMENT

THIS NOTE AND WARRANT PURCHASE AGREEMENT, dated as of September 25, 2009, (this “Agreement”) is entered into by and among HZO, INC., a Delaware corporation (the “Company”), with its principal executive office at 3855 South 500 West, Suite J, Salt Lake City, UT 84115, and THE PERSONS AND ENTITIES LISTED ON THE SCHEDULE OF INVESTORS attached hereto as Schedule I (each an “Investor,” and collectively, the “Investors”).

RECITALS

A.           The Company has duly authorized the sale and issuance to the Investors of secured convertible promissory notes in an aggregate principal amount of up to $3,150,000 (the “Aggregate Loan Amount”) together with associated warrants.

B.           On the terms and subject to the conditions set forth herein, each Investor is willing to purchase from the Company, and the Company is willing to sell to such Investor, a secured convertible promissory note in the principal amount set forth opposite such Investor’s name on Schedule I hereto, together with a related warrant to acquire shares of the Company’s capital stock.

C.           Capitalized terms not otherwise defined herein shall have the meaning set forth in the form of Note (as defined below) attached hereto as Exhibit A.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1. The Notes and Warrants.

(a) Issuance of Notes and Warrants.

(i) Issuance of Notes.  At the Initial Closing (as defined below), the Company agrees to issue and sell to each of the Investors, and, subject to all of the terms and conditions hereof, each of the Investors agrees to purchase a secured convertible promissory note in the form of Exhibit A hereto (each, a “Note”, and collectively, the “Notes”) in the principal amount set forth opposite the respective Investor’s name on Schedule I hereto.  The obligations of the Investors to purchase Notes are several and not joint.

(ii) Issuance of Warrants.  In consideration for the purchase by the Investors of the Notes, the Company will issue to each Investor a warrant in the form attached hereto as Exhibit B (each, a “Warrant” and collectively, the “Warrants”) to purchase from the Company up to the number of fully paid and nonassessable Shares (as defined in the Warrants) equal to thirty percent (30%) multiplied by the quotient obtained by dividing the principal amount of such Investor’s Note by the Exercise Price (as defined in the Warrants).

(iii) Delivery.  The initial sale and purchase of the Notes shall take place at an initial closing to be held on September 25, 2009 or at such place and time as the Company and Investors purchasing a majority in interest of the principal amount of the Notes (a “Majority in Interest”) to be purchased at the Initial Closing shall agree(the  “Initial Closing”).  At the Initial Closing, the Company will deliver to each of the Investors the respective Note and Warrant, against receipt by the Company of the corresponding amount set forth on Schedule I hereto (the “Purchase Price”).  Each of the Notes and Warrants will be registered in such Investor’s name in the Company’s records.

(iv) Subsequent Closings.  At any time after the Initial Closing and prior to the date of the ZAGG Deferred Closing, as that term is defined in the Series A Preferred Stock Purchase Agreement dated as of even date herewith between the Company and the Investors listed on Exhibit A thereto, at one or more subsequent closings, the Company may offer to sell, and the Investors may agree to purchase Notes with an aggregate principal amount of up to $2,000,000, or any portion thereof (each a “Subsequent Closing,” and collectively, the “Subsequent Closings”).

(v) Delivery at Subsequent Closings. All Notes and Warrants purchased and sold at the Subsequent Closings shall be issued pursuant to the terms and conditions set forth in this Agreement, and the representations and warranties of the Company and the Investors set forth in Sections 2 and 3 hereof shall speak as of the date of such Subsequent Closing.  Any Notes and Warrants sold and purchased pursuant to this Section 1(a)(iv) shall be deemed to be “Notes” and “Warrants” for all purposes under this Agreement.  Following each Subsequent Closing, Schedule I hereto shall be updated to reflect the principal amount of the Notes purchased in such Subsequent Closing.

(b) Payments. The Company will make all cash payments due under the Notes in immediately available funds by 11:00 A.M. Mountain Standard Time on the date such payment is due in the manner and at the address for such purpose specified below each Investor’s name on Schedule I hereto, or at such other address as a Investor or other registered holder of a Note may from time to time direct in writing.

2. Representations and Warranties of the Company. The Company represents and warrants to each Investor as of the date of the Closing that:

(a) Due Incorporation, Qualification, etc. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a Material Adverse Effect.  For purposes of this Agreement the term “Material Adverse Effect” means a change, event or occurrence that individually, or together with any other change, event or occurrence, has or would reasonably be expected to have a material adverse impact on the financial position, business results, operations or prospects of the Company, taken as a whole.

(b) Authority. The execution, delivery and performance by the Company of this Agreement, each Note and each Warrant together with the Security Agreement dated as of the date hereof (the “Security Agreement”) to be executed by the Company (collectively the “Transaction Documents”) and the consummation of the transactions contemplated thereby (i) are within the power of the Company and (ii) have been duly authorized by all necessary actions on the part of the Company.

(c) Enforceability. Each Transaction Document executed, or to be executed, by the Company has been, or will be, duly executed and delivered by the Company and constitutes, or will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(d) Non-Contravention. The execution and delivery by the Company of the Transaction Documents executed by the Company and the performance and consummation of the transactions contemplated thereby do not and will not (i) violate the Restated Certificate, as defined below, or Bylaws of the Company or any material judgment, order, writ, decree, statute, rule or regulation applicable to the Company; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any material mortgage, indenture, agreement, instrument or contract to which the Company is a party or by which it is bound; or (iii) result in the creation or imposition of any Lien upon any property, asset or revenue of the Company (other than any Lien arising under the Transaction Documents) or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties.

(e) Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person (including, without limitation, the shareholders of any Person) is required in connection with the execution and delivery of the Transaction Documents executed by the Company and the performance and consummation of the transactions contemplated thereby.

(f) No Violation or Default. The Company is not in violation of or in default with respect to (i) its Certificate of Incorporation or Bylaws or other organizational documents or any material judgment, order, writ, decree, statute, rule or regulation applicable to such Person; or (ii) any material mortgage, indenture, agreement, instrument or contract to which such Person is a party or by which it is bound (nor is there any waiver in effect which, if not in effect, would result in such a violation or default).

(g) Litigation. No actions (including, without limitation, derivative actions), suits, proceedings or investigations are pending or, to the knowledge of the Company, threatened against the Company at law or in equity in any court or before any other governmental authority which if adversely determined (i) would (alone or in the aggregate) result in a material liability or have a Material Adverse Effect or (ii) seeks to enjoin, either directly or indirectly, the execution, delivery or performance by the Company of the Transaction Documents or the transactions contemplated thereby.

(h) Title. The Company owns and has good and marketable title in fee simple absolute to, or a valid leasehold interest in, all its real properties and good title to its other respective assets and properties, subject to no Lien, except for Permitted Liens (each as defined in the Security Agreement).

(i) Accuracy of Information Furnished. None of the Transaction Documents and none of the other certificates delivered by the Company to the Investors pursuant to the Transaction Documents contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(j) Valid Issuance of Notes and Warrants; Reservation and Status of Shares. The Notes and Warrants, any shares of the applicable series of Preferred Stock issued upon conversion of the Notes and Warrants and any shares of Common Stock issued upon conversion of such Preferred Stock, when issued in compliance with the provisions of this Agreement, will be validly issued and will be free of any liens or encumbrances; provided, however, that such Preferred Stock or Common Stock may be subject to restrictions on transfer under state or federal securities laws and as may be required by future changes in such laws.  The Company will cause all necessary actions to be taken to (i) amend the Company’s Restated Certificate, as defined below, prior to the date any of the conversion rights set forth in the Notes becomes exercisable, or prior to the exercise of any of the Warrants, to authorize sufficient shares of the applicable series of Preferred Stock (the “Underlying Securities”) to permit the exercise in full of all rights arising under the Notes and Warrants, and to authorize sufficient shares of Common Stock for issuance upon the conversion of the Underlying Securities (the “Conversion Shares”), and (ii) immediately following such amendment, reserve sufficient shares of the Underlying Securities and Conversion Shares to permit the exercise in full of all rights arising under the Notes and the Warrants, and the conversion of all shares of Underlying Securities issued upon conversion of the Notes and Warrants.  Upon the issuance of Underlying Securities and Conversion Shares, such shares will be duly and validly issued, fully paid for and non-assessable, will be free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws and restrictions on transfer under any agreement to which an Investor becomes a party in connection with the purchase of the Underlying Securities or Conversion Shares, and assuming the accuracy of the representations and warranties of the Investors, will be issued in compliance with all applicable federal and state securities laws.

3. Representations and Warranties of Investors. Each Investor, for that Investor alone, represents and warrants to the Company upon the acquisition of the Note and the Warrant as follows:

(a) Binding Obligation. Such Investor has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  This Agreement is a valid and binding obligation of the Investor, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(b) Securities Law Compliance. Such Investor has been advised that the Notes, the Warrants and the securities issuable upon conversion of the Notes or the Warrants (collectively the “Securities”) have not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available.  Such Investor is aware that the Company is under no obligation to effect any such registration with respect to the Securities or to file for or comply with any exemption from registration.  Such Investor has not been formed solely for the purpose of making this investment and is purchasing the Securities to be acquired by such Investor hereunder for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof.  Such Investor has such knowledge and experience in financial and business matters that such Investor is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time.  Such Investor is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act.

(c) Access to Information. Such Investor acknowledges that the Company has offered such Investor access to the corporate records and accounts of the Company and to all information in its possession relating to the Company, has made its officers and representatives available for interview by such Investor, and has furnished such Investor with all documents and other information required for such Investor to make an informed decision with respect to the purchase of the Securities.

4. Conditions to Closing of the Investors. Each Investor’s obligations the Closing are subject to the fulfillment, on or prior to the Closing Date, of all of the following conditions, any of which may be waived in whole or in part by such Investor:

(a) Representations and Warranties. The representations and warranties made by the Company in Section 2 hereof shall have been true and correct when made, and shall be true and correct on the applicable Closing Date.

(b) Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Initial Closing.

(c) Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the applicable Closing Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes.

(d) Legal Requirements. At the applicable Closing, the sale and issuance by the Company, and the purchase by the Investors, of the Notes and Warrants shall be legally permitted by all laws and regulations to which the Investors or the Company are subject.

(e) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the applicable Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Investors.

(f) Transaction Documents.  The Company shall have duly executed and delivered to the Investors the following documents:

(i) This Agreement;

(ii) Each Note and Warrant issued hereunder;

(iii) The Security Agreement in the form of Exhibit C hereto; and

(iv) All UCC-1 financing statements and other documents and instruments which the Investor may reasonably request to perfect its security interest in the collateral described in the Security Agreement.

(g) Corporate Documents. The Company shall have delivered to the Investors each of the following:

(i) The Amended and Restated Certificate of Incorporation of the Company (the “Restated Certificate”), certified as of a recent date prior to the Closing Date by the Secretary of State of Delaware.

(ii) A certificate executed by the Chief Executive Officer, President or Chief Operating Officer of the Company on behalf of the Company, dated as of the applicable Closing Date, certifying the satisfaction of the conditions to closing listed in Section 4(a) and 4(b).

(iii) A certificate of the Secretary of the Company, dated as of the applicable Closing Date, certifying (a) that the Restated Certificate of the Company, delivered to Investors pursuant to Section 4(f)(i) hereof, is in full force and effect and has not been amended, supplemented, revoked or repealed since the date of such certification; (b) that attached thereto is a true and correct copy of the Bylaws of the Company as in effect on the applicable Closing Date; (c) that attached thereto are true and correct copies of resolutions duly adopted by the Board of Directors of the Company and continuing in effect, which authorize the execution, delivery and performance by the Company of this Agreement, the Notes, the Warrants, the Security Agreement and the consummation of the transactions contemplated hereby and thereby; and (d) that there are no proceedings for the dissolution or liquidation of the Company (commenced or threatened).

(h) Material Adverse Effect. No Material Adverse Effect shall have occurred.

5. Conditions to Obligations of the Company. The Company’s obligation to issue and sell the Notes and Warrants at the applicable Closing is subject to the fulfillment, on or prior to the applicable Closing Date, of the following conditions, any of which may be waived in whole or in part by the Company:

(a) Representations and Warranties. The representations and warranties made by the Investors in Section 3 hereof shall be true and correct when made, and shall be true and correct on the applicable Closing Date.

(b) Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the applicable Closing Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes and Warrants.

(c) Legal Requirements.  At the applicable Closing, the sale and issuance by the Company, and the purchase by the Investors, of the Notes and Warrants shall be legally permitted by all laws and regulations to which the Investors or the Company are subject.

(d) Purchase Price.  Each Investor shall have delivered to the Company the Purchase Price in respect of the Note and Warrant being purchased by such Investor referenced in Section 1 hereof.

6. Miscellaneous.

(a) Waivers and Amendments. Any provision of this Agreement may be amended, waived or modified only upon the written consent of the Company and a Majority in Interest.  Any such amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under the Transaction Documents at the time outstanding (including all Securities herein defined) and each future holder of all such Securities.  Each Investor acknowledges that by the operation of Section 6(a), a Majority in Interest will have the right and power to diminish or eliminate all rights of such Investor under this Agreement and each Note and Warrant issued to such Investor.

(b) Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Utah, without regard to the conflicts of law provisions of the State of Utah or of any other state.

(c) Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

(d) Successors and Assigns. Subject to the restrictions on transfer described in Sections 6(e) and 6(f) below, the rights and obligations of the Company and the Investors shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(e) Registration, Transfer and Replacement of the Notes and Warrants. The Notes and Warrants issuable under this Agreement shall be registered on the books and records of the Company.  The Company will keep, at its principal executive office, books for the registration and registration of transfer of the Notes and Warrants.  Prior to presentation of any Note or Warrant for registration of transfer, the Company shall treat the Person in whose name such Note or Warrant is registered as the owner and holder of such Note or Warrant for all purposes whatsoever, whether or not such Note or Warrant shall be overdue, and the Company shall not be affected by notice to the contrary.  Subject to any restrictions on or conditions to transfer set forth in any Note or Warrant, the holder of any Note or Warrant, at its option, may in person or by duly authorized attorney surrender the same for exchange at the Company’s chief executive office, and promptly thereafter and at the Company’s expense, except as provided below, receive in exchange therefor one or more new Note(s) or Warrant(s), each in the principal (or, in the case of a Warrant, for the number of shares) requested by such holder, dated the date to which interest shall have been paid on the Note so surrendered, or if no interest shall have yet been so paid, dated the date of the Note so surrendered, or in the case of a Warrant, the original issue date of the Warrant so surrendered and such Note or Warrant shall be registered in the name of such Person or Persons as shall have been designated in writing by such holder or its attorney for the same principal amount as the then unpaid principal amount of the Note so surrendered, or in the case of a Warrant, for the number of shares issuable upon exercise of the Warrant so surrendered.  Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note or Warrant and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; or (b) in the case of mutilation, upon surrender thereof, the Company, at its expense, will execute and deliver in lieu thereof a new Note or Warrant executed in the same manner as the Note or Warrant being replaced, in the same principal amount as the unpaid principal amount, or in the case of a Warrant for the same number of shares, of such Note or Warrant and in the case of a Note, dated the date to which interest shall have been paid on such Note, or, if no interest shall have yet been so paid, dated the date of such Note, or in the case of a Warrant, the original issue date of such Warrant.

(f) Assignment by the Company. The rights, interests or obligations hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of a Majority in Interest.

(g) Entire Agreement. This Agreement together with the other Transaction Documents constitute and contain the entire agreement among the Company and Investors and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(h) Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed or delivered to each party as follows:  (i) if to a Investor, at such Investor’s address or facsimile number set forth on Schedule I hereto, or (ii) if to the Company, at 3855 South 500 West, Suite J, Salt Lake City, UT 84115, telephone: (801) 918-4343, facsimile: (888) 291-8345, or at such other address or facsimile number as the Company shall have furnished to the Investors in writing.  All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the business day following the deposit with such service; (b) when mailed, by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when faxed or sent by electronic mail, upon confirmation of receipt.

(i) Separability of Agreements; Severability of this Agreement. The Company’s agreement with each of the Investors is a separate agreement and the sale of the Notes and Warrants to each of the Investors is a separate sale.  Unless otherwise expressly provided herein, the rights of each Investor hereunder are several rights, not rights jointly held with any of the other Investors.  Any invalidity, illegality or limitation on the enforceability of the Agreement or any part thereof, by any Investor whether arising by reason of the law of the respective Investor’s domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement with respect to other Investors.  If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(j) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.  Facsimile copies of signed signature pages will be deemed binding originals.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

COMPANY:

HZO, INC.
a Delaware corporation

By:
Robert G. Pedersen II, President

INVESTORS:

ZAGG, INC.
a Nevada corporation

By:
Name:
Title:

SCHEDULE I

SCHEDULE OF INVESTORS

Noteholder Name	Note Amount
ZAGG, Inc. 3855 South 500 West, Suite B Salt Lake City, UT 84115 Telephone: (801) 263-0699	$1,150,000*
TOTALS:	$1,150,000

*Includes $1,000,000 paid at the Initial Closing and $150,000 previously advanced by ZAGG, Inc. to the predecessor entity of the Company.

EXHIBIT A

FORM OF NOTE

EXHIBIT B

FORM OF WARRANT

EXHIBIT C

FORM OF SECURITY AGREEMENT